UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 16, 2017 (May 11, 2017)
Date of Report (date of Earliest Event Reported)

NEWTEK BUSINESS SERVICES CORP.
(Exact Name of Company as Specified in its Charter)

MARYLAND	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue, Suite 130, Lake Success, NY 11042
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Forward-Looking Statements

Statements in this Current Report on Form 8-K (including the exhibits), including statements regarding Newtek Business Services Corp.’s (“Newtek” or the “Company”) beliefs, expectations, intentions or strategies for the future, may be forward-looking statements. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Such risks and uncertainties include, among others, intensified competition, operating problems and their impact on revenues and profit margins, anticipated future business strategies and financial performance, anticipated future number of customers, business prospects, legislative developments and similar matters. Risk factors, cautionary statements and other conditions which could cause Newtek’s actual results to differ from management's current expectations are contained in Newtek’s filings with the Securities and Exchange Commission.  Newtek undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

Item 1.01.     Entry Into a Material Definitive Agreement.
As of May 11, 2017, Newtek Small Business Finance, LLC (“NSBF”), a subsidiary of Newtek Business Services Corp. (the “Company”), entered into a Fourth Amended and Restated Loan and Security Agreement (the “Agreement”) with Capital One, National Association (“Capital One”) and UBS Bank USA (“UBS”) as Lenders (in such capacity, collectively the “Lenders”), and Capital One as Administrative Agent, Sole Bookrunner and Sole Lead Arranger, pursuant to which UBS was added a Lender thereunder and the Lenders increased the aggregate amount of the credit facility extended to NSBF thereunder from a maximum aggregate amount of $50,000,000 to $100,000,000 (the “Amended Credit Facility”). The full Amended Credit Facility may be used to fund both those portions of SBA 7(a) loans made by NSBF that are guaranteed by the SBA and those portions of SBA 7(a) loans made by NSBF that are not guaranteed by the SBA. NSBF plans to continue to draw on this Amended Credit Facility to continue the expansion of its SBA loan originations.

Concurrent with the line increase, NSBF received a reduction in the interest rate from the credit facility in effect immediately prior to the Agreement of 1.125% when NSBF utilizes the Amended Credit facility to fund the unguaranteed portion of SBA loans and 1.25% when NSBF utilizes the Amended Credit Facility to fund the guaranteed portion of SBA loans.

The Amended Credit Facility will convert into a term loan on May 11, 2020, which term loan will have a maturity date of May 11, 2022. The Agreement also specifies certain events of default, pursuant to which Capital One could require immediate repayment by NSBF of all outstanding amounts under the Credit Facility.

In addition, the Company has guaranteed NSBF’s performance and repayment obligations under the Agreement, pursuant to a Second Amended and Restated Guaranty of Payment and Performance, dated as of May 11, 2017 (the “Guaranty”).

The above description is a summary and is qualified in its entirety by the terms of the Agreement and the Guaranty, which are filed as Exhibits 10.1 and 10.2 respectively to this Current Report on Form 8-K and are incorporated by reference herein.

A press release announcing the Amended Credit Facility is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03.      Creation of a Direct Financial Obligation or an Obligation under an Off-
Balance Sheet Arrangement of a Registrant.

                The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.      Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1
Fourth Amended and Restated Loan and Security Agreement, dated as of May 11, 2017, by and among Newtek Small Business Finance, LLC, Capital One, National Association and UBS Bank USA as Lenders, and Capital One, National Association as Administrative Agent, Sole Bookrunner and Sole Lead Arranger.

10.2
Second Amended and Restated Guaranty of Payment and Performance, dated as of May 11, 2017, delivered by Newtek Business Services Corp. in favor of Capital One, National Association, in its capacity as administrative agent, and the Lenders under the Fourth Amended and Restated Loan and Security Agreement.

99.1	Press Release, dated May 15, 2017, announcing the Amended Credit Facility.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEK BUSINESS SERVICES CORP.

Date: May 16, 2017	By:	/S/ BARRY SLOANE
Barry Sloane
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1
Fourth Amended and Restated Loan and Security Agreement, dated as of May 11, 2017, by and among Newtek Small Business Finance, LLC, Capital One, National Association and UBS Bank USA as Lenders, and Capital One, National Association as Administrative Agent, Sole Bookrunner and Sole Lead Arranger.

10.2
Second Amended and Restated Guaranty of Payment and Performance, dated as of May 11, 2017, delivered by Newtek Business Services Corp. in favor of Capital One, National Association, in its capacity as administrative agent, and the Lenders under the Fourth Amended and Restated Loan and Security Agreement.

99.1	Press Release, dated May 15, 2017, announcing the Amended Credit Facility.